SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-A

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                PURSUANT TO SECTION 12(b) OR (g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

                            -------------

              DEAN WITTER, DISCOVER & CO. (To be renamed
             MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.)
        (Exact name of registrant as specified in its charter)

            Delaware                                36-3145972
            --------                                ----------
     (State of incorporation                    (I.R.S. Employer
       or organization)                         Identification No.)

     Two World Trade Center
        New York, New York                             10048
        ------------------                             -----
(Address of principal executive offices)            (Zip Code)

                            -------------

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                     Name of each exchange on which
to be so registered                     each class is to be registered
-------------------                     ------------------------------

Medium-Term Notes, Series C             New York Stock Exchange, Inc.
(Senior Fixed Rate Notes)
Exchangeable Notes due
September 30, 2000

Medium-Term Notes, Series C             New York Stock Exchange, Inc.
(Senior Fixed Rate Notes)
Exchangeable Notes due
December 31, 2001

Medium-Term Notes, Series C             New York Stock Exchange, Inc.
(Senior Fixed Rate Notes)
2% Exchangeable Notes due
March 29, 2002

Medium-Term Notes, Series C             New York Stock Exchange, Inc.
(1-1/4% Senior Fixed Rate
Notes) Nikkei 225 Protection
Step-Up Exchangeable Notes
due July 31, 2003

Securities to be registered pursuant to Section 12(g) of the Act:  None

            INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of the Registrant's Securities to be Registered.
        ------------------------------------------------------------

        The titles of the securities to be registered hereunder are:
        "Medium-Term Notes, Series C (Senior Fixed Rate Notes) Exchangeable Notes due September 30, 2000" (the "Boeing Exchangeable Notes"), "Medium-Term Notes, Series C (Senior Fixed Rate Notes) Exchangeable Notes due December 31, 2001" (the "SmithKline Beecham Exchangeable Notes"), "Medium-Term Notes, Series C (Senior Fixed Rate Notes) 2% Exchangeable Notes due March 29, 2002" (the "Johnson & Johnson Exchangeable Notes") and "Medium-Term Notes, Series C (1-1/4% Senior Fixed Rate Notes) Nikkei 225 Protection Step-Up Exchangeable Notes due July 31, 2003" (the "Nikkei 225 Exchangeable Notes").

        Each Exchangeable Note being registered hereunder (collectively, the "Exchangeable Notes") was issued under the Senior Indenture dated as of April 15, 1989, as supplemented by the First Supplemental Senior Indenture dated as of May 15, 1991, and the Second Supplemental Senior Indenture dated as of April 15, 1996 (as so supplemented, the "Indenture"), between Morgan Stanley Group Inc. ("Morgan Stanley") and The Chase Manhattan Bank ("Chase"), as trustee.

        Effective May 31, 1997, Morgan Stanley is expected to merge (the "Merger") with and into Dean Witter, Discover & Co. ("Dean Witter Discover"). Dean Witter Discover will be the surviving corporation of the Merger and will continue its corporate existence under Delaware law under the name "Morgan Stanley, Dean Witter, Discover & Co." In connection with such Merger and immediately upon effectiveness thereof, (i) Dean Witter Discover will assume all the obligations of Morgan Stanley under the Indenture pursuant to (i) the Amended and Restated Agreement and Plan of Merger between Dean Witter Discover and Morgan Stanley dated as of April 10, 1997 (the "Merger Agreement"), (ii) Section 259 of the Delaware General Corporation Law ("DGCL") and (iii) a supplemental indenture to be entered into by Morgan Stanley, Dean Witter, Discover & Co. and Chase, as trustee, under the Indenture.

        A description of the Boeing Exchangeable Notes is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley on Form S-3 (Registration No. 33-57833) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the Morgan Stanley prospectus supplement filed on March 29, 1995 (the "1995 Prospectus Supplement"), pursuant to Rule 424(b) under the Securities Act of 1933 (the "Securities Act") which description is incorporated herein by reference, and as further supplemented by the description of the Boeing Exchangeable Notes contained in the pricing supplement filed on September 27, 1995, pursuant to Rule 424(b) under the Securities Act which contains the final terms and provisions of the Boeing Exchangeable Notes which description is hereby incorporated by reference.

        A description of the SmithKline Beecham Exchangeable Notes is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement, as supplemented by the information under the caption "Description of Notes" in the 1995 Prospectus Supplement which description is incorporated herein by reference, and as further supplemented by the description of the SmithKline Beecham Exchangeable Notes contained in the pricing supplement filed on December 8, 1995, pursuant to Rule 424(b) under the Securities Act which contains the final terms and provisions of the SmithKline Beecham Exchangeable Notes which description is hereby incorporated by reference.

        A description of the Johnson & Johnson Exchangeable Notes is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement, as supplemented by the information under the caption "Description of Notes" in the 1995 Prospectus Supplement which description is incorporated herein by reference, and as further supplemented by the description of the Johnson & Johnson Exchangeable Notes contained in the pricing supplement filed on March 13, 1996, pursuant to Rule 424(b) under the Securities Act which contains the final terms and provisions of the Johnson & Johnson Exchangeable Notes which description is hereby incorporated by reference.

        A description of the Nikkei 225 Exchangeable Notes is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley on Form S-3 (Registration No. 333-01655), as supplemented by the information under the caption "Description of Notes" in the Morgan Stanley prospectus supplement filed on May 1, 1996, pursuant to Rule 424(b) under the Securities Act which description is incorporated herein by reference, and as further supplemented by the description of the Nikkei 225 Exchangeable Notes contained in the pricing supplement filed on July 29, 1996, pursuant to Rule 424(b) under the Securities Act which contains the final terms and provisions of the Nikkei 225 Exchangeable Notes which description is hereby incorporated by reference.

Item 2. Exhibits.
        ---------

        1. Proposed form of global Note evidencing the Boeing Exchangeable Notes (previously filed as an exhibit to Morgan Stanley's Form 8-A dated September 20, 1995, (File No. 1-9085) and incorporated herein by this reference).

        2. Proposed form of global Note evidencing the SmithKline Beecham Exchangeable Notes (previously filed as an exhibit to Morgan Stanley's Form 8-A dated December 7, 1995, (File No. 1-9085) and incorporated herein by this reference).

        3. Proposed form of global Note evidencing the Johnson & Johnson Exchangeable Notes (previously filed as an exhibit to Morgan Stanley's Form 8-A dated March 7, 1996, (File No. 1-9085) and incorporated herein by this reference).

        4. Proposed form of global Note evidencing the Nikkei 225 Exchangeable Notes (previously filed as an exhibit to Morgan Stanley's Form 8-A dated July 26, 1996, (File No. 1-9085) and incorporated herein by this reference).

        5. Senior Indenture dated as of April 15, 1989, between Morgan Stanley and Chase, as trustee (incorporated by reference to Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended January 31, 1993).

        6. First Supplemental Senior Indenture dated as of May 15, 1991, between Morgan Stanley and Chase, as trustee (incorporated by reference to Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended January 31, 1993).

        7. Second Supplemental Senior Indenture dated as of April 15, 1996, between Morgan Stanley and Chase, as trustee
            (incorporated by reference to Morgan Stanley's Current Report on Form 8-K dated May 6, 1996).

        8. Amended and Restated Agreement and Plan of Merger between Dean Witter Discover and Morgan Stanley dated as of April 10, 1997, (incorporated by reference to Annex I to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 dated April 11, 1997 (Registration No. 333-25003) of Dean Witter Discover).

        9. Form of Third Supplemental Senior Indenture dated as of June 1, 1997, between Morgan Stanley, Dean Witter,
            Discover & Co. and Chase, as trustee.

                               SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                DEAN WITTER, DISCOVER & CO.
                                  (To Be Renamed Morgan Stanley,
                                      Dean Witter, Discover & Co.)



                                By: /s/ Ronald T. Carman
                                    -----------------------------
                                    Name: Ronald T. Carman
                                    Title: Senior Vice President






Date: May 23, 1997